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                            REDLANDS CENTENNIAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                  THIS PLAN, hereby adopted this 1st day of February, 2000, by Redlands Centennial Bank (herein referred to as the "Employer").

                              W I T N E S S E T H:

                  WHEREAS, the Employer desires an Employee Stock Ownership Plan so as to enable its eligible employees to acquire a proprietary interest in capital stock of the Employer; and

                  WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of an Employee Stock Ownership Plan for those employees who shall qualify as Participants hereunder; and

                  WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

                  NOW, THEREFORE, effective February 1, 2000, (hereinafter called the "Effective Date"), the Employer hereby establishes an Employee Stock Ownership Plan (ESOP) (which plan is hereinafter called the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, which is intended to qualify as an "ESOP", according to the following terms:
                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a

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Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

         1.5      "Anniversary Date" means December 31st.

         1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 7.2 and 7.5.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.8 "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

         1.9 "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

         1.10 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                  For purposes of this Section, the determination of Compensation shall be made by:

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                  (a)      excluding commissions.

                  (b) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee
         contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

                  Compensation in excess of $160,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 407(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

         1.11 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

         1.12 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

         1.13     "Eligible Employee" means any Employee.

                  Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

         1.14 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.15 "Employer" means Redlands Centennial Bank and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of California.

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         1.16     "ESOP" means an employee stock ownership plan that meets
the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

         1.17 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.18 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

         1.19 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                  (a) the distribution of the entire Vested portion of a Terminated Participant's Account, or

                  (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 7.4(f)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

         1.20 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.21 "415" Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the

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employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                  For purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 401(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 and 457.

         1.22 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                  (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in
         Section 1.27(c).

                  (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000.

                  The "determination year" shall be the Plan Year for which testing is being performed, and the "look back year" shall be the immediately preceding twelve-month period.

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code
Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look back year" begins.

                  In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of

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Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

         1.23 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.22. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

         1.24 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.25 "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

         1.26 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.27 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                  (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

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                  (b) one of the ten employees having annual "415 Compensation"
         from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

                  (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                  (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

         For purposes of this Section, the determination of "415
Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

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         1.28 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.29 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

                  (a) if such employee is covered by a money purchase pension plan providing:

                  (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and
                  Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  (2) immediate participation; and

                  (3) full and immediate vesting; and

                  (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.30 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

         1.31 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.32 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

         1.33 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

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         1.34 "1-Year Break in Service" means a Period of Severance of at least 12 consecutive months.

         1.35 "Other Investments Account" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan. Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

         1.36 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

         1.37 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer contributions.

         1.38 "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

         1.39 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

         In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         1.40 "Plan" means this instrument, including all amendments thereto.

         1.41 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced February 1st.

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         1.42 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.43 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.44 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 7.1).

         1.45 "Super Top Heavy Plan" means a plan described in Section 9.2(b).

         1.46 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.47 "Top Heavy Plan" means a plan described in Section 9.2(a).

         1.48 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.49 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

         1.50 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.51 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.52 "Valuation Date" means the Anniversary Date and such other date or dates deemed necessary by the Administrator. The Valuation Date may include any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

         1.53 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

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                                   ARTICLE II
                                 ADMINISTRATION

2.1   POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                  (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                  (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                  (c) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the

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         provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2   DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3   ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4   POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a),

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and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of his Company Stock Account pursuant to Section 4.6;

                  (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

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2.5   RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6   APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries.

2.7   PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8   CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.9   CLAIMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.8 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY

         Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with the Employer.

3.2  EFFECTIVE DATE OF PARTICIPATION

         An Eligible Employee shall become a Participant effective as of the date on which he satisfies the eligibility requirements of Section 3.1.

3.3   DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.9.

3.4   TERMINATION OF ELIGIBILITY

                  (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Period of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                  (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

3.5   OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6   INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7   ELECTION NOT TO PARTICIPATE

         An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1   FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                  (a) For each Plan Year, the Employer shall contribute to the Plan such amount as shall be determined by the Employer.

                  (b) The Employer contribution shall not be limited to years in which the Employer has current or accumulated net profit. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2   TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

         Employer contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

4.3   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

            (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as

            (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

               Only Participants who have completed a Period of Service during the Plan Year shall be eligible to share in the discretionary contribution for the year.

            (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall be credited to his Other Investments Account when paid.

            (d) As of each Valuation Date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's Company Stock Account) as of such date.

            (e) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 7.4(f)(2). The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

            Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5.

            (f) For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.3(h) if eligible pursuant to the provisions of Section 4.3(j).

            (g) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall not share in the allocation of contributions and Forfeitures for that Plan Year.

            (h) Minimum Allocations Required for Top Heavy Plan Years:
         Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code
         Section 401(a)(4) or 410, the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

               However, no such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

            (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

            (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) to the Plan.

            (k) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

            (l) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

            (1) one account for nonforfeitable benefits attributable to pre-break service; and

            (2) one account representing his status in the Plan attributable to post-break service.

4.4   MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                  (b)      For purposes of applying the limitations of Code
         Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1) .

                  (c)      For purposes of applying the limitations of Code
         Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.4(b): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                  (d)      For purposes of applying the limitations of Code
         Section 415, the "limitation year" shall be the Plan Year.

                  (e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (g) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                  (h)(1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                  (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                  (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                  (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall
         (1) distribute any elective deferrals (within the meaning of Code section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year', shall mean the excess, if any, of
         (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to
         Section 4.4.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                  (d) The Plan may not distribute or return "excess amounts," other than elective deferrals (within the meaning of Code
         Section 402(g)(3)) or Employee contributions (whether voluntary or mandatory) and gains attributable to such elective deferrals and Employee contributions, to Participants or Former Participants.

4.6   DIRECTED INVESTMENT ACCOUNT

                  (a)      Each "Qualified Participant" may elect within ninety
         (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Trustee in writing as to the distribution in cash and/or Company Stock of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such "Qualified Participant's" Company Stock Account (reduced by the number of shares of Company Stock previously distributed in cash and/or Company Stock pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." If the "Qualified Participant" elects to direct the Trustee as to the distribution of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

                  Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a "Qualified Participant's" Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

                  (b) For the purposes of this Section the following definitions shall apply:

                  (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Periods of Service as a Participant and has attained age 55.

                  (2) "Qualified Election Period" means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a "Qualified Participant."

4.7   TREATMENT OF QUALIFIED MILITARY SERVICE

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code section 414(u).

                                    ARTICLE V
                         FUNDING AND INVESTMENT POLICY

5.1   INVESTMENT POLICY

                  (a)      The Plan is designed to invest primarily in Company
         Stock.

                  (b) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

                  (c) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

                  (d) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (e) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                  (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2   TRANSACTIONS INVOLVING COMPANY STOCK

                  (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

                  (1)      during the "Nonallocation Period," for the benefit of

                           (i) any taxpayer who makes an election under Code
                           Section 1042(a) with respect to Company Stock,

                           (ii) any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

                  (2) for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

                           (i) any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

                           (ii) the total value of any class of outstanding stock of the Employer or Affiliated Employer.

                  (b) Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code
         Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

                  (c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

                  (1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

                  (2) on the date as of which Company Stock is allocated to Participants in the Plan.

                  (d) For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of the Company Stock and ending on the date which is ten (10) years after the date of sale.

                                   ARTICLE VI
                                   VALUATIONS

6.1   VALUATION OF THE TRUST FUND

         The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2   METHOD OF VALUATION

         Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

                                   ARTICLE VII
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1   DETERMINATION OF BENEFITS UPON RETIREMENT

         Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal

Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Account in accordance with Sections 7.5 and 7.6.

7.2   DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. If elected, distribution of the Participant's Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                  (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                  (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                  (1) the spouse has waived the right to be the Participant's Beneficiary, or

                  (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code
                  Section 414(p) which provides otherwise), or

                  (3)      the Participant has no spouse, or

                  (4)      the spouse cannot be located.

                           In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (e) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

7.4   DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

                           If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the

         Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                           Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Account attributable to Company Stock to be payable to such Terminated Participant one (1) year after the close of the Plan Year which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service. However, if such Terminated Participant is reemployed by the Employer before distribution is required to commence under this paragraph, such distribution shall be postponed. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                           If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                           For purposes of this Section 7.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                  (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                           Vesting Schedule

        Periods of                                   Percentage
         Service
             1                                           0 %
             2                                          40 %


             3                                          60  %
             4                                          80  %
             5                                         100  %

                  (c) Notwithstanding the vesting schedule provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                           If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

                  (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                  (e) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) whole years of his Period of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                  (1)      the adoption date of the amendment,

                  (2)      the effective date of the amendment, or

                  (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                  (f)(1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                  (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.3.

                  (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to his 1-Year Break in Service subject to the following rules:

                           (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Periods of Service for vesting purposes only after he has been employed for one (1) Period of Service following the date of his reemployment with the Employer;

                           (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Periods of Service;

                           (iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                           (iv) If a Former Participant is reemployed by the Employer, he shall participate in the Plan immediately on his date of reemployment;

                           (v) If a Former Participant (a 1-Year Break in service previously occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

                  (g) In determining Periods of Service for purposes of vesting under the Plan, Periods of Service prior to the Employee's eighteenth birthday shall be excluded.

7.5   DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                  (1)      One lump-sum payment.

                  (2) Payments over a period certain in monthly, quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or the limited distribution period provided for in Section 7.5(b).

                  (b) Unless the Participant elects in writing a longer distribution period, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $500,000, the five
         (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code
         Section 415(d).

                  (c) Any distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. However, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made, and if the value of the Participant's benefit, determined at the time of the first distribution under that optional form of benefit exceeded $5,000, then the value of the Participant's benefit is deemed to continue to exceed such amount. With regard to this required consent:

                  (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(f).

                  (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the date the distribution commences.

                  (3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the date the distribution commences.

                  (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                           Any such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                  (d) Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants' or Former Participants Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

                  (e) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article
         IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

                  (f) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder including Regulation 401(a)(9)-2), the provisions of which are incorporated herein by reference:

                  (1) A Participant's benefits shall be distributed or must begin to be distributed to him not later than April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

                  Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations,

                  (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a) (9) (G) and the Regulations thereunder.

                  (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a) (9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                           However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Sections shall apply as if the spouse was the Participant.

                  (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (i) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

                  (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

                  (3) the date the Participant terminates his service with the Employer.

                  (j) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account;

                  (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

                  (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                  X equals P(AB plus (R x D)) - (R x D)

                  For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

7.6   HOW PLAN BENEFIT WILL BE DISTRIBUTED

                  (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

                  (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(i) and 7.5(f).

                  (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

                  (d) Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409 (h) (2) (B) (ii) (I) , the Administrator shall distribute a Participant's Account entirely in cash without granting the Participant the right to demand distribution in shares, of Company Stock.

                  (e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

7.7   DISTRIBUTION FOR MINOR BENEFICIARY

         In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.8   LOCATION OF PARTICIPANT OR BENEFICIARY  UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall he treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.

7.9   QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

         All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and as not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414 (p).

7.10  DIRECT ROLLOVER

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) For purposes of this Section the following definitions shall apply:

                  (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) ; and any other distribution that is reasonably expected to total less than $200 during a year.

                  (2) An eligible retirement plan is an individual retirement account described in Code Section 408 (a) , an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former

                  Employee's surviving spouse and the Employee's or former Employee's, spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                  Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION AND MERGERS

8.1   AMENDMENT

                  (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

                  (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to, or become property of the Employer.

                  (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits," the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code

         Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2   TERMINATION

                  (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participant in accordance with the provisions hereof.

                  (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with
         Section 8.1(c).

8.3   MERGER OR CONSOLIDATION

         This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

                                   ARTICLE IX
                                    TOP HEAVY

9.1   TOP HEAVY PLAN  REQUIREMENTS

         For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to
Section 4.3 of the Plan.

9.2   DETERMINATION OF TOP HEAVY STATUS

                  (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                           If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                  (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and Aggregate Accounts of all Key and Non-key Employees under this Plan and all plans of an Aggregation Group.

                  (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                  (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                  (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination

                  Date that are allocated as of a date in that first Plan Year.

                  (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                  (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                  (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                  (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

                  (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                  In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  (2) Permissive Aggregation Group. The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five
                  (5) years ending on the Determination Date.

                  (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code
         Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                  (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                           exceeds sixty percent (60%) of a similar sum
                  determined for all Participants.

                                   ARTICLE X
                                 MISCELLANEOUS

10.1  PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the

Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.2  ALIENATION

                  (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

10.3  CONSTRUCTION OF PLAN

         This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of California, other than its laws respecting choice of law, to the extent not preempted by the Act.

10.4  GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5  LEGAL ACTION

         In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6  PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

10.7  BONDING

         Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section

412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

10.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

         Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.9  INSURER'S PROTECTIVE CLAUSE

         Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.10 RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.11 ACTION BY THE EMPLOYER

         Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in
Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

10.13 HEADINGS

         The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.14 APPROVAL BY INTERNAL REVENUE SERVICE

                  (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(b), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.15 UNIFORMITY

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

10.16 SECURITIES AND EXCHANGE COMMISSION APPROVAL

         The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

10.17 VOTING COMPANY STOCK

         The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Administrator's failure or refusal to give timely instructions as an exercise of the Administrator's rights and a directive to the Trustee not to vote said Company Stock.

         Notwithstanding the foregoing, if the Employer has a registration-type class of securities each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection
(g) (2) (H) of such Section 12.

         If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

         IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                    Redlands Centennial Bank

                                    By /s/ Beth Sanders
                                      --------------------------------
                                         EMPLOYER

                             REDLANDS CENTENNIAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION

                                TABLE OF CONTENTS

                                        I
                            INTRODUCTION TO YOUR PLAN


                                        II
                      GENERAL INFORMATION ABOUT YOUR PLAN

1.  General Plan Information .......................................2

2.  Employer Information ...........................................2

3.  Plan Administrator Information .................................2

4.  Plan Trustee Information .......................................3

5.  Service of Legal Process .......................................3


                                       III
                           PARTICIPATION IN YOUR PLAN

1.  Eligibility Requirements .......................................3

2.  Participation Requirements .....................................3


                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.  Employer Contributions to the Plan .............................4

2.  Your Share of Employer Contributions ...........................4

3.  Compensation ...................................................5

4.  Forfeitures ....................................................6

5.  Directed Investments............................................6


                                        V
                            BENEFITS UNDER YOUR PLAN

1.  Distribution of Benefits Upon Normal Retirement ................6

2.  Distribution of Benefits Upon Late Retirement...................6

3.  Distribution of Benefits Upon Death ............................6

4.  Distribution of Benefits Upon Disability .......................7

5.  Distribution of Benefits Upon Termination of Employment ........8

6.  Vesting in Your Plan............................................8

7.  Benefit Payment Options.........................................9

8.  Treatment of Distributions From Your Plan......................10

9.  Domestic Relations Order.......................................11

10. Pension Benefit Guaranty Corporation............................11


                                       VI
                       INFORMATION REGARDING COMPANY STOCK

1.  Voting of Company Stock ........................................12


                                       VII
                                  SERVICE RULES

1.  Period of Service...............................................12

2.  Hour of Service.................................................12

3.  1-Year Break in Service.........................................13

4.  Uniformed Service Employment and Reemployment Rights Act........13


                                      VIII
                         YOUR PLAN'S "TOP HEAVY RULES"

1.  Explanation of Top Heavy Rules..................................14


                                       IX
                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

1.  The Claim, Review Procedure.....................................15


                                       X
                           STATEMENT OF ERISA RIGHTS

1.  Explanation of Your ERISA Rights................................15


                                       XI
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.  Amendment.......................................................17

2.  Termination.....................................................17

                            REDLANDS CENTENNIAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION

                                        I
                            INTRODUCTION TO YOUR PLAN

         Redlands Centennial Bank wishes to recognize the efforts its employees have made to its success and to reward them by adopting an Employee Stock Ownership Plan. This Plan will be for the exclusive benefit of eligible employees and their beneficiaries.

         The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits.

         Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. Contributions to the Plan will be invested primarily in Company Stock. Your efforts added to the efforts of all other employees contribute to the profitability and growth of the employer and thereby increase the value of Company Stock and your benefits in the Plan. When you retire, you will be entitled to, receive the value of the amounts which have accumulated in your account in the form of Company Stock.

         Your Employer has the right to submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" to your Employer approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

         This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. The provisions of your Plan may only be determined accurately by reading the actual Plan document.

         A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan's Administrator. In the event of any discrepancy between this Summary Plan Description and the actual provisions of the Plan, the Plan will govern.

                                        II
                       GENERAL INFORMATION ABOUT YOUR PLAN

         There is certain general information which you may need to know about your Plan. This information has been summarized for you in this section.

1.       General Plan Information

         Redlands Centennial Bank Employee Stock Ownership Plan is the name of your Plan.

         Your Employer has assigned Plan Number 002 to your Plan.

         The provisions of your plan become effective on February 1, 2000, which is called the Effective Date of the Plan.

         Your Plan's, records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1st and ends on December 31st, except for the first Plan Year which begins on February 1st and ends on December 31st.

         Certain valuations and distributions are made on the Anniversary Date of your Plan. This date is December 31st.

         The contributions made to your Plan will be held and invested by the Trustee of your Plan.

         Your Plan and Trust will be governed by the laws of the State of California.

2.       Employer Information

         Your Employer's name, address and identification number are:

         Redlands Centennial Bank
         218 East State Street
         Redlands, California 92373

3.       Plan Administrator Information

         The name, address and business telephone number of your Plan's Administrator are:

         Redlands Centennial Bank
         218 East State Street
         Redlands, California 92373
         (909) 798-3611

         Your Plan's Administrator keeps the records for the Plan and is responsible for the administration of the Plan. The

Administrator has discretionary authority to construe the terms of the Plan and make determinations on questions which may affect your eligibility for benefits. Your Plan's Administrator will also answer any questions you may have about your Plan,

4.       Plan Trustee Information

         The name of your Plan's Trustee is:

         Douglas C. Spencer

         The principal place of business of your Plan's Trustee is:

         218 East State Street
         Redlands, California 92373

         Your Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

 S.      Service of Legal Process

         The name and address of your Plan's agent for service of legal process are:

         Plan Administrator of Redlands Centennial Bank Employee
         Stock Ownership Plan
         218 East State Street
         Redlands, California 92373

         Service of legal process may also be made upon the Trustee.

                                      III
                           PARTICIPATION IN YOUR PLAN

         Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this section.

1.       Eligibility Requirements

         You will be eligible to participate in the Plan on the date of your employment.

2.       Participation Requirements

         Once you have satisfied your Plan's eligibility requirements, your next step will be to actually become a member or a "participant" in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation.

         You will become a participant on the day you meet the eligibility requirements.

                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.       Employer Contributions to the Plan

         As a participant, you may be eligible to share in and benefit from the contributions made by your employer. Each year, your Employer's contribution, if any, will be placed into a trust fund for the benefit of Plan participants. The Administrator of your Plan will then establish and maintain a separate account for you and all other participants, into which the contributions will be placed.

         Each year, your Employer will determine the amount to contribute to your Plan. This contribution is discretionary.

         You must complete a Period of Service during the Plan Year to share in this contribution.

         In determining your eligibility to share in contributions for the year, there are special rules which apply if your employment terminates due to your Retirement (Normal or Late) , Total and Permanent Disability or death.

         In such cases, you will be eligible to share in the contributions made by your Employer in accordance with the following:

         If the reason your employment terminated is due to your Retirement (Normal or Late) , Total and Permanent Disability or death, then you will not be eligible to share in the contribution for the year even if you satisfied the requirements explained above.

2.       Your Share of Employer Contributions

         Your Employer's contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.

         Your share of your Employer's discretionary contribution is determined by the following fraction:

                                                         Your Compensation
               Employer's                   X        -------------------------
         Discretionary contribution                  Total Compensation of All
                                                     Participants Eligible to
                                                               Share
         For example:

         Suppose the Employer's contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

                              $20,000 X $25,000 or $2,000
                                       --------
                                       $250,000

         In addition to the Employer's contributions made to your account, your account will be credited annually with a share of the investment earnings or losses of the trust fund.

         You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex but generally no more than the lesser of $30,000 or 25% of your compensation may be allocated to you (excluding earnings or losses) in any year. The Administrator will inform you if these limits have affected you.

3.       Compensation

         For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total compensation during a Plan Year that is subject to income tax and is reflected on your W-2 Form, but

                   --   excluding commissions.

                   -- including your salary reduction contributions to any plan or arrangement maintained by your Employer.

         Your compensation will be recognized for benefit purposes for the entire Plan Year.

         For the Plan Year beginning in 2000 and for Plan Years thereafter, the Plan, by law, cannot recognize compensation in excess of $170,000. This amount will be adjusted in future years for cost of living increases. For any short Plan Year, the adjusted limit will be prorated based upon the number of full months in the short Plan Year.

4.       Forfeitures

         Forfeitures are created when participants terminate employment before becoming entitled to their full benefits under the Plan. Your account may grow from the forfeitures of other participants. -Forfeitures will be "allocated" or divided among participants eligible to share for a Plan Year.

5.       Directed Investments

         When you have completed ten (10) Periods of Service as a participant and have attained age fifty-five (55), you will have the right to direct the investment of a portion of your account attributable to Company Stock. The Administrator will advise you of any such rights.

                                        V
                            BENEFITS UNDER YOUR PLAN

1.       Distribution of Benefits Upon Normal Retirement

         Your Normal Requirement Date is the first day of the month coinciding with or next following your normal Retirement Age.

         You will attain your Normal Retirement Age when you reach your 65th birthday.

         At your Normal Retirement Age, you will be entitled to 100% of your account balance. Payment of your benefits will, at your election, begin as soon as practicable following your actual retirement but not prior to your Normal Retirement Date. If you continue working after your Normal Retirement Age, your benefits will be deferred to your Late Retirement Date. However, if you are a 5% owner, payment cannot be deferred past the April 1st following the end of the year in which you attain age 70 1/2.

2.       Distribution of Benefits Upon Late Retirement

         You may remain employed past your Plan's Normal Retirement Date and retire instead on your Late Retirement Date. Your Late Retirement Date is the first day of the month coinciding with or next following the date you choose to retire after first having reached your Normal Retirement Date. On your Late Retirement Date, you will be entitled to 100% of your Account. Actual benefit payments will begin as soon as practicable following your Late Retirement Date.

3.       Distribution of Benefits upon Death

         Your beneficiary will he entitled to 100% of your account balance upon your death.

         If you are married at the time of your death, your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

         If, however,

                  (a) your spouse has validly waived any right to the death benefit in the manner outlined above,

                  (b)      your spouse cannot be located; or

                  (c)      you are not married at the time of your death,

then your death benefit be paid to the beneficiary of your own choosing in installments or as a single lump sum, as you or your beneficiary may elect. You may designate the beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change.

         If your designated beneficiary is a person (rather than your estate or most trusts) then minimum distributions of your death benefit must generally begin within one year of your death and must be paid over a period not extending beyond your beneficiary's life expectancy. If your spouse is the beneficiary, the start of payments may be delayed until the year in which you would have attained age 70 1/2. Generally, if your beneficiary is not a person, then your entire death benefit must he paid within five years after your death.

         Since your spouse had certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

4.       Distribution of Benefits Upon Disability

         Under your Plan, disability is defined as a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders you incapable of continuing any gainful occupation with your Employer. This condition must constitute total disability under the federal Social Security Acts.

         If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits will be made to you as if you had retired. However, if the value of your vested benefit is less than a certain dollar threshold, a distribution will be made to you within a reasonable time after you terminate employment. (See the Section in this Article entitled "Benefit Payment Options.")

5.   Distribution of Benefit Upon Termination of Employment

     Your Plan is designed to encourage you to stay with your Employer until retirement. Payment of your account balance under your Plan is only available upon your death, disability or retirement.

     If your employment terminates for reasons other than those listed above, you will be entitled to receive only your "vested percentage" of your account balance and the remainder of your account will be forfeited. Only contributions made by your Employer are subject to forfeiture. (See the Section in this Article entitled "Vesting in Your Plan.")

     If you so elect, the Administrator will direct the Trustee to distribute your vested benefit attributable to Company Stock to you before the date it would normally be distributed (upon your death, disability or retirement), but not until one year after the close of the Plan Year which is the fifth Plan Year following the Plan Year in which you terminate employment. If you are reemployed within such period, the commencement of your distribution will be postponed. However, if the value of your vested benefit is less than a certain dollar threshold, a distribution will be made to you within a reasonable time after you terminate employment. (See the Section in this Article entitled "Benefit
Payment Options.")

6. Vesting in Your Plan

     Your "vested percentage" in your account is determined under the following schedule and is based on vesting Periods of Service. You will always, however, be 100% vested upon your Normal Retirement Age. (See the Section in this Article entitled "Distribution of Benefits Upon Normal Retirement.")

                                Vesting Schedule
                     Periods of                    Percentage
                      Service

                         1                             0%
                         2                            40%
                         3                            60%
                         4                            80%
                         5                           100%

     Periods of Service prior to the time you attained age 18 will not be counted for vesting purposes.

     Your vested benefit will be distributed to you or your beneficiary upon your death, disability or retirement.

7.       Benefit Payment Options

         The Administrator, in accordance with your election, will direct the Trustee to pay your benefits to you under one or more of the following options:

                  (a)      a single lump-sum payment,

                  (b) installments over a period not extending beyond the earlier of your assumed life expectancy (or your and your beneficiary's assumed life expectancies) determined at the time of distribution.

                           Notwithstanding the above, unless you elect in writing a longer period, Company Stock will he distributed to you in substantially equal installments over a period not longer than five years. A special rule may spread the distribution of the Company Stock in the account of participants with large account balances over an even longer period of time.

         Distribution of your account at retirement will be in the form of cash or Company Stock or both. However, you or your beneficiary may demand distribution of your entire account in the form of Company Stock. Cash may be paid (1) in lieu of partial shares of Company Stock, or (2) in certain circumstances where it may not be possible for the Plan to purchase Company Stock for distribution.

         If your vested benefit under the Plan does not exceed $5,000, the Administrator will direct the Trustee to distribute your vested benefit to you if the distribution occurs prior to the later of your age 62 or Normal Retirement Age.

         If your vested benefit under the Plan exceeds $5,000, you must give written consent before the distribution may be made.

         If you have started receiving installments, and the value of your vested benefit at the time of the first installment exceeded the limit in the preceding paragraph, then the Administrator cannot pay out your benefits to you without your consent if the value of your vested benefit is now less than the limit at the time of your first installment.

         In addition to the benefit payment mentioned above, there are rules which require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the later of the April 1st following the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

8.       Treatment of Distributions From Your Plan

         Whenever you receive a distribution from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

                  (a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to rollover all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

                  (b) You may request for most distributions that a direct transfer of all or a portion of your distribution amount be made to either an Individual Retirement Account (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer, e.g., a distribution of less than $500 will not be eligible for a direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

                  (c) The election of favorable income tax treatment under "10-year forward averaging," "5-year forward averaging" or, if you qualify, "capital gains" method of taxation.

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX.
YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

9.       Domestic Relations Order

         As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

         There is an exception, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

10.      Pension Benefit Guaranty Corporation

         Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.

                                       VI
                      INFORMATION REGARDING COMPANY STOCK

1.       Voting of Company Stock

         The Trustee of the Plan will vote all company Stock held by it as a part of the Plan assets at the direction of the Administrator, provided that you or your beneficiary will be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to your account are to be exercised (i) with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction, and (ii) with respect to all corporate matters if, at the time of the vote thereon, the Company Stock is a "registration-type" class of securities. If you do not timely exercise your right to vote Company Stock, the Trustee, at the direction of the Administrator, will vote such Company Stock.

                                       VII
                                  SERVICE RULES

1.       Period of Service

         The term "Period of Service" is used in this Summary Plan Description and in your Plan.

         Your Period of Service is the aggregate of all your periods commencing with the first day of your employment or reemployment with your Employer and ending on the date a 1-Year Break in Service begins. Your first day of employment or reemployment is the first day you perform an Hour of Service. You will also receive credit for any Period of Severance of less than twelve consecutive months. Fractional periods of a year will be expressed in terms of days.

         You will incur a Period of Severance for any continuous period of time during which you are not employed by your Employer. Such period will begin on the date you retire, quit or are discharged, or if earlier, the twelve consecutive month anniversary of the date on which you were otherwise first absent from service.

2.       Hour of Service

         You will be credited with an Hour of Service for each hour for which you are paid or entitled to payment for the performance of duties for your Employer.

3.       1-Year Break in Service

         A 1-Year Break in Service is a Period of Severance of at least twelve consecutive months. However, if you are absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of your first day of such absence will not constitute a 1-Year Break in Service.

4.       Uniformed Services Employment and Reemployment Rights Act

         If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask your Administrator for further details.

                                      VIII
                          YOUR PLAN'S "TOP HEAVY RULES"

1.       Explanation of "Top Heavy Rules"

         A Plan that primarily benefits "key employees" is called a "top heavy plan." Key employees are certain owners or officers of your Employer. A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

         Each year, the Administrator is responsible for determining whether your Plan is a "top heavy plan."

         If your Plan becomes top heavy in any Plan Year, then non-key and key employees will be entitled to certain "top heavy minimum benefits," and other special rules will apply. Among these top heavy rules are the following:

                  (a) Your Employer may be required to make a contribution to your account in order to provide you with at least "top heavy minimum benefits."

                  (b) If you are a participant in more than one Plan, you may not be entitled to "top heavy minimum benefits" under both Plans.

                                       IX
                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

         Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however, may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Administrator. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

         Your request for Plan benefits shall be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to those Plan provisions on which the denial is based;

                  (c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and

                  (d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

         If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim will be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs.

         If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review Procedure.

1.   The Claims Review Procedure

                  (a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

                  (b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

                  (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

                  (d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60 day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60 day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

                  (e) The Administrator's decision on your claim for review will be communicated to you in writing and will include specific references to the pertinent Plan provisions on which the decision was based.

                  (f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim will be deemed denied on review.

                  (g) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. If you have any questions regarding the proper person or entity to address claims, you should ask the Administrator.

                                        X
                            STATEMENT OF ERISA RIGHTS

1.       Explanation of Your ERISA Rights

         As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants are entitled to:

                  (a) examine, without charge, all Plan documents, including:

                  (1)      insurance contracts;

                  (2)      collective bargaining agreements; and

                  (3) copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

                  This examination may take place at the Administrator's office and at other specified employment locations of the Employer. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN"):

                  (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

                  (c) receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report;

                  (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work to get a right to a retirement benefit. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

         If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

         If you have any questions about this statement, or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

                                       XI
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.       Amendment

         Your Employer has the right to amend your plan at any time. In no event, however, will any amendment:

                  (a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or

                  (b) cause any reduction in the amount credited to your account.

2.       Termination

         Your Employer has the right to terminate the plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. A complete discontinuance of contributions by your Employer will constitute a termination.